Exhibit 10.68
INDEMNIFICATION AGREEMENT
Dated as of December         , 2008 by and between
NYMAGIC, INC. (the “Company”)
And ________ (“the Indemnitee”)
WHEREAS, the Company’s amended and restated by-laws (“By-laws”) provide, among other things, that the Company will indemnify to the fullest extent then permissible under the New York Business Corporation Law (the “BCL”) and the Insurance Law of New York (the “Insurance Law”) any person who shall serve at any time as a director or officer of the Company; and
WHEREAS, the Company wishes to clarify and enhance the rights and obligations of Company and Indemnitee with respect to indemnification; and
WHEREAS, the Company desires to have the Indemnitee continue to serve as a director free from concern about incurring personal liability by reason of the Indemnitee’s acting in good faith in performance of the Indemnitee’s duty to Company.
NOW, THEREFORE, in consideration of the Indemnitee’s service or continued service as a director of Company, the parties agree as follows:
1. The Indemnitee will serve or continue to serve as director of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected and until such time as the Indemnitee is no longer serving as a director.
2. Notwithstanding any other indemnification rights provided in this Agreement, the By-laws, the Insurance Law or otherwise provided by law, and without limiting such other indemnification rights, the Company shall continue to maintain liability insurance for its directors arising out their service to and on behalf of the Company.
3. The Company shall indemnify the Indemnitee to the fullest extent permitted by the BCL, the By-laws in effect on the date hereof and the Insurance Law, or to the fullest extent permitted if the BCL, the By-laws or the Insurance Law are amended to require or permit indemnification, expense advancement or exculpation more favorable to the Indemnitee than so permitted prior to such amendment. It being the intent of this provision, that in the event of any changes in the BCL, the By-laws or the Insurance Law after the date of this Agreement that expand (but not diminish) the right of the Company to indemnify its directors, or require or permit indemnification, expense advancement or exculpation more favorable to the Indemnitee, that such changes shall be deemed to be included in the Indemnitee’s rights and the Company’s obligations under this Agreement.

4. Notwithstanding any other indemnification rights permitted under the BCL, the By-Laws, the Insurance Law or any insurance maintained by the Company, the Indemnitee shall be indemnified by the Company against:
(a) all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of the Indemnitee in connection with any claim, action or proceeding arising out of or with respect to the Indemnitee’s service as director so long as the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of Company; and
(b) all expenses, including reasonable attorney’s fees, incurred by the Indemnitee in any such claim, action or proceeding. These expenses shall be paid or reimbursed by Company from time to time at the request of the Indemnitee in advance of final disposition of such claim, action or proceeding; provided, however, that if it is finally determined in accordance with the BCL, the Insurance Law or other law that the Indemnitee was not entitled to payment of such expenses, the Indemnitee agrees, in consideration of this Agreement, to reimburse the Company for such expenses.
5. All obligations of the Company contained in this Agreement are intended to be retroactive, and shall continue during the period the Indemnitee serves as director of Company, and shall continue thereafter with respect to any claims arising out of Indemnitee’s service as a director of Company, regardless of when those claims are first made. In the event of any change in the BCL, the Insurance Law or the By-laws that limits or restricts the right of the Company to indemnify its directors, or requires or permits indemnification, expense advancement or exculpation less favorable to the Indemnitee than is permitted by the BCL, the By-laws in effect prior to any such amendment or the Insurance Law, such changes (to the extent not otherwise required by law to be applied to this Agreement) shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
6. The rights of indemnification provided to the Indemnitee by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the BCL, the Insurance Law, any other statute, the By-laws, any insurance policy, agreement, vote of directors or otherwise.
7. The Indemnitee agrees to provide prompt notice of any pending or threatened claim, action or proceeding against the Indemnitee, and shall cooperate with the Company as may be necessary or appropriate to respond and/or defend against such claim, action or proceeding.
8. This Agreement shall be binding on all successors and assigns of the Company and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.
9. This Agreement cannot be amended, modified, or terminated without the express written consent of the Company and the Indemnitee.
10. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of New York without reference to conflicts of laws principles.
11. This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first written above.

NYMAGIC, INC.
By:
	Name:	Paul J. Hart
	Title:	Executive Vice President, General Counsel and Secretary

INDEMNITEE

Name:

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